                                                                       EXHIBIT B

          Information with Respect to Executive Officers and Directors
                     Rockefeller Financial Services ("RFS")

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                Name                  Position with Rockefeller Financial       Principal Occupation and Place of
                                                     Svcs.                                  Business
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
1.       O'Neill, Abby M.             Chairman of the Board                 Chairman of the Board, R&Co. (1)
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2        Strawbridge, David A.        V.P., Secretary and General Counsel   V.P., Secretary  and General Counsel,
                                                                            R&Co. (1)
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3.       Leyden, John T.              V.P. - Finance and Treasurer          V.P. - Finance and Treasurer, R&Co. (1)
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4.       Berlin, Elizabeth W.         Director                              Non-Profit Director Trustee (2)
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5.       Broderick, Kevin P.A.        Director                              Director (3)
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6.       Campbell, Colin G.           Director                              Chairman and President, Colonial
                                                                            Willamsburg Foundation (4 )
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7.       Chasin, Richard M.           Director                              Member of faculty of Harvard Medical
                                                                            School (5)
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8.       Crisp, Peter O.              Vice Chairman and Director            Same (1)
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9.       Flaherty, Pamela P.          Director                              Senior V.P., CitiGroup, Inc. (6)
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10.      McDonald, James S.           Director                              CEO, Pres. and Director R&Co.(1)
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11.      Rockefeller, Sr.,David       Director                              Non-Profit Director (7)
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12.      Rockefeller, Jr., David      Director                              Non-Profit Director (8)
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13.      Rockefeller, Mark F.         Director                              CEO, IEG SponsorDirect, LLC (9)
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14.      Rockefeller, Michael S.      Director                              CEO, Active Media (10)
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

(1) 30 Rockefeller Plaza, 54th Floor, New York, NY (kind of business:investment management).

(2) 30 Rockefeller Plaza, Room 5425 New York, NY (kind of business: investment management)

(3) 30 Rockefeller Plaza, Room 5600, New York, NY (kind of business:investment management).

(4)  134 North Henry St., Williamsburg, VA 23856 (kind of business:foundation).

(5)  25 Shatuck St., Boston, MA 02115 (kind of business: education).

(6) 153 E. 53rd St., 4th Floor, New York, NY 10042 (kind of business:financial services).

(7) 30 Rockefeller Plaza, Room 5600, New York, NY (kind of business:philanthropy).

(8) 30 Rockefeller Plaza, Room 5600, New York, NY (kind of business:philanthropy).

(9) 30 Rockefeller Plaza, Room 5600, New York, NY (kind of business:sponsorship agency).

(10) 688 Avenue of the Americas-Suite 304 New York, NY (kind of business:interactive media).